 Exhibit 99.1

Venus Concept Announces Second Quarter of Fiscal Year 2022 Financial Results; Updates Fiscal Year 2022 Revenue Guidance

TORONTO, August 12, 2022 (GLOBE NEWSWIRE) – Venus Concept Inc. (“Venus Concept” or the “Company”) (NASDAQ: VERO), a global medical aesthetic technology leader, announced financial results for the three and six months ended June 30, 2022.

Second Quarter 2022 Summary & Operating Highlights:

•	Total revenue of $27.3 million, up $1.4 million, or 6%, year-over-year.
•	U.S. revenue up 7% year-over-year.
•	Total subscription and system revenue up 9% year-over-year.
•	GAAP net loss attributable to stockholders of $10.6 million, compared to net income of $0.4 million last year.
•
Second quarter 2021 GAAP net loss attributable to stockholders included approximately $6 million of non-cash gain and bad debt recovery which did not benefit GAAP net loss attributable to stockholders in the second quarter of 2022.

•	Adjusted EBITDA loss of $5.5 million, compared to Adjusted EBITDA income of $0.5 million last year.
•
On April 25, 2022, the Company announced the first patient treatment in a U.S. Investigational Device Exemption (IDE) clinical study evaluating the safety and efficacy of the Company’s Aime™ next generation robotic technology for the treatment of moderate to severe facial wrinkles. Aime is a robotic platform designed to provide micro-coring for medical aesthetic applications.

•
On April 28, 2022, the Company announced that it received a 510(k) clearance from the U.S. Food and Drug Administration (“FDA”) to market the Venus BlissMAX device (“BlissMAX”) with an expanded indication for use in new areas of the body and an increase in RF energy output.

Management Commentary:

“Second quarter total revenue results were below expectations driven by significant sales force disruption in a key market in the U.S.,” said Domenic Serafino, Chief Executive Officer of Venus Concept. “We experienced continued strong demand for Bliss and BlissMAX in our ‘Body Franchise’ and our ARTAS iX and Neograft in our ‘Hair Restoration Franchise’, and our sales team in the rest of the U.S. executed our focused sales strategy well, delivering 24% growth in subscription and system sales to U.S. customers in their respective regions in Q2.”

Mr. Serafino continued: “We have implemented a series of strategic initiatives and expect our focused commercial strategy, including prioritizing cash sales, and streamlined global operations to enhance the cash flow profile of our business and accelerate our path to long term profitability. We are also evaluating non-dilutive financing opportunities to enhance our cash position and balance sheet in the near term.”

Second Quarter and First Six Months of 2022 Revenue by Region and by Product Type:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(dollars in thousands)		(dollars in thousands)
Revenues by region:
United States	$13,417	$12,571	$26,546	$23,086
International	13,849	13,257	27,126	25,339
Total revenue	$27,266	$25,828	$53,672	$48,425

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(dollars in thousands)		(dollars in thousands)
Revenues by product:
Subscription—Systems	$11,874	$12,787	$22,297	$21,324
Products—Systems	11,548	8,694	23,422	18,504
Products—Other (1)	3,080	3,314	6,577	6,369
Services (2)	764	1,033	1,376	2,228
Total revenue	$27,266	$25,828	$53,672	$48,425

(1)	Products-Other include ARTAS procedure kits and other consumables.
(2)	Services include extended warranty sales and VeroGrafters technician services. VeroGrafters technician services were discontinued in the fourth quarter of 2021.

Second Quarter 2022 Financial Results:

	Three Months Ended June 30,
	2022		2021		Change
(in thousands, except percentages)	$	% of Total	$	% of Total	$	%
Revenues:
Subscription—Systems	$11,874	43.5	$12,787	49.5	$(913)	(7.1)
Products—Systems	11,548	42.4	8,694	33.7	2,854	32.8
Products—Other	3,080	11.3	3,314	12.8	(234)	(7.1)
Services	764	2.8	1,033	4.0	(269)	(26.0)
Total	$27,266	100.0	$25,828	100.0	$1,438	5.6

Total revenue for the second quarter of 2022 increased $1.4 million, or 5.6%, to $27.3 million, compared to the second quarter of 2021. The increase in total revenue, by region, was driven by a 7% increase year-over-year in United States revenue and a 5% year-over-year increase in international revenue. The increase in total revenue, by product category, was driven by a 33% increase in systems revenue, partially offset by a 7% decrease in lease revenue, a 26% decrease in services revenue and a 7% decrease in products revenue. The percentage of total systems revenue derived from the Company’s subscription model was approximately 51% this quarter, compared to 60% in the prior year period.

Gross profit for the second quarter of 2022 increased $0.3 million, or 2%, to $19.0 million compared to the second quarter of 2021. Gross margin was 69.9%, compared to 72.5% of revenue for the second quarter of 2021. The change in gross profit was primarily driven by an increase in revenue in the United States driven by the Company’s hair restoration business. The change in gross margin was driven by changes in foreign currencies which depreciated relative to the U.S. dollar in the period.

Operating expenses for the second quarter of 2022 were $26.2 million, compared to $17.2 million for the second quarter of 2021. The change in total operating expenses was driven by an increase of $6.4 million, or 82%, in general and administrative expenses and an increase of $0.4 million, or 20%, in research and development expenses, offset partially by a decrease of $0.6 million, or 6%, in sales and marketing expenses. In addition, in the three months ended June 30, 2021, operating expenses included a bad debt recovery of $3.2 million due to a reactivation of accounts impacted by COVID-19 which did not repeat in the three months ended June 30, 2022. The prior year period also included a $2.8 million non-cash gain on forgiveness of government assistance loans which did not repeat in the three months ended June 30, 2022.

Operating loss for the second quarter of 2022 was $7.1 million, compared to operating income of $1.5 million for the second quarter of 2021.

Net loss attributable to stockholders for the second quarter of 2022 was $10.6 million, or $0.16 per share, compared to net income of $0.4 million for the second quarter of 2021. Adjusted EBITDA loss for the second quarter of 2022 was $5.5 million, compared to adjusted EBITDA income of $0.5 million for the second quarter of 2021.

Fiscal Year 2022 Revenue Guidance:

The Company now expects total revenue for the twelve months ending December 31, 2022 in the range of $110 million to $113 million, representing an increase of approximately 4% to 7%, year-over-year, compared to total revenue of $105.6 million for the twelve months ended December 31, 2021.

Conference Call Details:

Management will host a conference call at 8:00 a.m. Eastern Time on August 12, 2022, to discuss the results of the quarter with a question and answer session. Those who would like to participate may dial 877-407-2991 (201-389-0925 for international callers) and provide access code 13731063. A live webcast of the call will also be provided on the investor relations section of the Company's website at ir.venusconcept.com.

For those unable to participate, a replay of the call will be available for two weeks at 877-660-6853 (201-612-7415 for international callers); access code 13731063. The webcast will be archived at ir.venusconcept.com.

About Venus Concept

Venus Concept is an innovative global medical aesthetic technology leader with a broad product portfolio of minimally invasive and non-invasive medical aesthetic and hair restoration technologies and reach in over 60 countries and 18 direct markets. Venus Concept focuses its product sales strategy on a subscription-based business model in North America and in its well-established direct global markets. Venus Concept’s product portfolio consists of aesthetic device platforms, including Venus Versa, Venus Legacy, Venus Velocity, Venus Fiore, Venus Viva, Venus Glow, Venus Bliss, Venus BlissMAX, Venus Epileve and Venus Viva MD. Venus Concept’s hair restoration systems include NeoGraft® and the ARTAS® and ARTAS iX® Robotic Hair Restoration systems. Venus Concept has been backed by leading healthcare industry growth equity investors including EW Healthcare Partners (formerly Essex Woodlands), HealthQuest Capital, Longitude Capital Management, Aperture Venture Partners, and Masters Special Situations.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained herein that are not of historical facts may be deemed to be forward-looking statements. In some cases, you can identify these statements by words such as such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements include, but are not limited to, statements about our financial performance; the growth in demand for our systems and other products; and general economic conditions, including the global economic impact of COVID-19, and involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These forward-looking statements are based on current expectations, estimates, forecasts, and projections about our business and the industry in which the Company operates and management's beliefs and assumptions and are not guarantees of future performance or developments and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this communication may turn out to be inaccurate. Factors that could materially affect our business operations and financial performance and condition include, but are not limited to, those risks and uncertainties described under Part II Item 1A—“Risk Factors” in our Quarterly Reports on Form 10-Q and Part I Item 1A—“Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are based on information available to us as of the date of this communication. Unless required by law, the Company does not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise.

Investor Relations Contact:

ICR Westwicke on behalf of Venus Concept:
Mike Piccinino, CFA
VenusConceptIR@westwicke.com

Venus Concept Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands of U.S. dollars, except share and per share data)

	June 30, 2022	December 31, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$10,540	$30,876
Accounts receivable, net of allowance of $14,100 and $11,997 as of June 30, 2022, and December 31, 2021	46,754	46,918
Inventories	22,363	20,543
Prepaid expenses	2,169	2,737
Advances to suppliers	2,869	2,162
Other current assets	3,873	3,758
Total current assets	88,568	106,994
LONG-TERM ASSETS:
Long-term receivables	26,724	27,710
Deferred tax assets	579	284
Severance pay funds	815	817
Property and equipment, net	2,395	2,669
Intangible assets	13,670	15,393
Total long-term assets	44,183	46,873
TOTAL ASSETS	$132,751	$153,867
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade payables	$4,184	$4,913
Accrued expenses and other current liabilities	17,449	19,512
Income taxes payable	690	294
Unearned interest income	2,884	2,678
Warranty accrual	1,173	1,245
Deferred revenues	1,800	2,030
Current portion of government assistance loans	—	543
Total current liabilities	28,180	31,215
LONG-TERM LIABILITIES:
Long-term debt	77,507	77,325
Income tax payable	582	563
Accrued severance pay	931	911
Deferred tax liabilities	58	46
Unearned interest income	1,433	1,355
Warranty accrual	437	508
Other long-term liabilities	227	348
Total long-term liabilities	81,175	81,056
TOTAL LIABILITIES	109,355	112,271
Commitments and Contingencies
STOCKHOLDERS’ EQUITY:
Common Stock, $0.0001 par value: 300,000,000 shares authorized as of June 30, 2022 and December 31, 2021; 64,399,044 and 63,982,580 issued and outstanding as of June 30, 2022, and December 31, 2021, respectively	27	27
Additional paid-in capital	222,393	221,321
Accumulated deficit	(199,583)	(180,405)
TOTAL STOCKHOLDERS’ EQUITY	22,837	40,943
Non-controlling interests	559	653
	23,396	41,596
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$132,751	$153,867

Venus Concept Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands of U.S. dollars, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue
Leases	$11,874	$12,787	$22,297	$21,324
Products and services	15,392	13,041	31,375	27,101
	27,266	25,828	53,672	48,425
Cost of goods sold
Leases	2,761	2,736	5,461	4,506
Products and services	5,459	4,375	11,402	9,968
	8,220	7,111	16,863	14,474
Gross profit	19,046	18,717	36,809	33,951
Operating expenses:
Sales and marketing	9,487	10,114	19,390	17,968
General and administrative	14,249	7,828	27,343	19,993
Research and development	2,436	2,024	4,638	4,075
Gain on forgiveness of government assistance loans	—	(2,775)	—	(2,775)
Total operating expenses	26,172	17,191	51,371	39,261
(Loss) income from operations	(7,126)	1,526	(14,562)	(5,310)
Other expenses:
Foreign exchange loss	2,370	130	2,375	844
Finance expenses	1,034	1,161	1,957	3,046
(Loss) income before income taxes	(10,530)	235	(18,894)	(9,200)
Income tax (benefit) expense	(18)	(7)	254	(7)
Net (loss) income	(10,512)	242	(19,148)	(9,193)
Net (loss) income attributable to stockholders of the Company	(10,559)	377	(19,178)	(8,882)
Net income (loss) attributable to non-controlling interest	47	(135)	30	(311)

Net (loss) income per share:
Basic	$(0.16)	$0.01	$(0.30)	$(0.16)
Diluted	$(0.16)	$0.01	$(0.30)	$(0.16)
Weighted-average number of shares used in per share calculation:
Basic	64,130	54,088	64,059	53,917
Diluted	64,130	54,237	64,059	53,917

Use of Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP measure defined as net income (loss) before foreign exchange loss (gain), financial expenses, income tax expense (benefit), depreciation and amortization, stock-based compensation and non-recurring items for a given period. Adjusted EBITDA is not a measure of our financial performance under U.S. GAAP and should not be considered an alternative to net income or any other performance measures derived in accordance with U.S. GAAP. Accordingly, you should consider Adjusted EBITDA along with other financial performance measures, including net income, and our financial results presented in accordance with U.S. GAAP. Other companies, including companies in our industry, may calculate Adjusted EBITDA differently or not at all, which reduces its usefulness as a comparative measure. We understand that although Adjusted EBITDA is frequently used by securities analysts, lenders and others in their evaluation of companies, Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are: Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments; Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and although depreciation and amortization are non-cash charges, the assets being depreciated will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

We believe that Adjusted EBITDA is a useful measure for analyzing the performance of our core business because it facilitates operating performance comparisons from period to period and company to company by backing out potential differences caused by changes in foreign exchange rates that impact financial assets and liabilities denominated in currencies other than the U.S. dollar, tax positions (such as the impact on periods or companies of changes in effective tax rates), the age and book depreciation of fixed assets (affecting relative depreciation expense), amortization of intangible assets, stock-based compensation expense (because it is a non-cash expense) and non-recurring items as explained below.

The following reconciliation of net (loss) income to Adjusted EBITDA for the periods presented:

Venus Concept Inc.
Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Reconciliation of net loss to adjusted EBITDA	(in thousands)		(in thousands)
Net (loss) income	$(10,512)	$242	$(19,148)	$(9,193)
Foreign exchange loss	2,370	130	2,375	844
Finance expenses	1,034	1,161	1,957	3,046
Income tax (benefit) expense	(18)	(7)	254	(7)
Depreciation and amortization	1,111	1,147	2,212	2,451
Stock-based compensation expense	558	558	1,001	1,066
Gain on forgiveness of government assistance loans	—	(2,775)	—	(2,775)
Adjusted EBITDA	$(5,457)	$456	$(11,349)	$(4,568)